As filed with the Securities and Exchange Commission on August 1, 2007
Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOLAN MEDIA COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	2711	52-2065604
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

706 Second Avenue South, Suite 1200, Minneapolis, Minnesota 55402, (612) 317-9420
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JAMES P. DOLAN
Chairman, President and Chief Executive Officer
Dolan Media Company
706 Second Avenue South, Suite 1200
Minneapolis, Minnesota 55402
(612) 317-9420
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

WALTER E. WEINBERG
ADAM R. KLEIN	ROBERT S. RISOLEO
Katten Muchin Rosenman LLP	Sullivan & Cromwell LLP
525 W. Monroe Street	1701 Pennsylvania Avenue, N.W.
Chicago, Illinois 60661	Washington, D.C. 20006
(312) 902-5200	(202) 956-7500
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: ☑ 333-142372
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered	Price	Registration Fee
Common Stock, $0.001 par value	$37,225,000(1)	$1,143(2)

(1)	Based on the public offering price of $14.50 per share. Includes shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock from the selling stockholders.

(2)	This amount is in addition to the $5,745 paid in connection with the filing of the Registrant’s Registration Statement on Form S-1, Registration No. 333-142372.
          The Registration Statement shall become effective upon filing with the Securities and Exchange Commission, in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
CERTIFICATION
SIGNATURES
INDEX TO EXHIBITS
EX-5: OPINION OF KATTEN MUCHIN ROSENMAN LLP
EX-23.1: CONSENT OF MCGLADREY & PULLEN LLP
EX-23.2: CONSENT OF JUDELSON, GIORDANO & SIEGEL, P.C.

EXPLANATORY NOTE
          This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register an increased amount of common stock, par value $0.001 per share, of Dolan Media Company (the “Registrant”) being offered and sold by the selling stockholders, including, if the underwriters exercise their option to purchase additional shares of the Registrant’s common stock from certain selling stockholders. The contents of the Registration Statement on Form S-1 (File No. 333-142372) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 26, 2007, as amended, which was declared effective by the Commission on August 1, 2007, are incorporated herein by reference.
CERTIFICATION
          The Registrant hereby certifies that it has instructed Bowne & Co., Inc. (“Bowne”) to transmit to the Commission on its behalf a wire transfer from Bowne’s account, which account contains sufficient funds to cover the filing fee, to the Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on August 2, 2007, and that it will not revoke such instruction.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota on the 1st day of August, 2007.

DOLAN MEDIA COMPANY
By:	/s/ James P. Dolan
James P. Dolan
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on August 1, 2007.

Signature	Title

/s/ James P. Dolan	Chairman of the Board, President and Chief

James P. Dolan	Executive Officer (Principal Executive Officer)

/s/ Scott J. Pollei	Executive Vice President and Chief Financial Officer

Scott J. Pollei	(Principal Financial Officer)

/s/ Vicki Duncomb	Vice President, Finance (Principal Accounting

Vicki Duncomb	Officer)

*	Director

John C. Bergstrom

*	Director

Cornelis J. Brakel

*	Director

Edward Carroll

*	Director

Anton J. Christianson

*	Director

Peni Garber

*	Director

Jacques Massicotte

*	Director

George Rossi

*	Director

David Michael Winton

*By	/s/ James P. Dolan

James P. Dolan,
as Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
5	Opinion of Katten Muchin Rosenman LLP as to the legality of the securities being registered

23.1	Consent of McGladrey & Pullen LLP

23.2	Consent of Judelson, Giordano & Siegel, P.C.

23.3	Consent of Katten Muchin Rosenman LLP (contained in its opinion filed as Exhibit 5 hereto)

24	Powers of Attorney (incorporated by reference to Exhibit 24 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-142372)